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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              STREAMLINE.COM, INC.

    Incorporated pursuant to a Certificate of Incorporation initially filed by Skyrock Services Corporation with the Secretary of State of the State of Delaware on April 16, 1993
                   ------------------------------------------

         Streamline.com, Inc., a Delaware corporation, hereby certifies that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware, and notice thereof has been given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware:

         FIRST. The name of the corporation (the "Corporation") is Streamline.com, Inc.

         SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Corporation.

         THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 46,080,000 shares, consisting solely of:

         45,400,000  shares of common stock, par value $.01 per share ("Common
                     Stock"); and

         680,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), of which

                     100,000 shares of Preferred Stock have been designated as Series A Convertible Preferred Stock
                               ("Series A Preferred Stock"), formerly known as Series A Cumulative Convertible Preferred Stock,


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                     100,000   shares of Preferred Stock have been designated as
                               Series B Convertible Preferred Stock
                               ("Series B Preferred Stock");

                     100,000 shares of Preferred Stock have been designated as Series C Convertible Preferred Stock ("Series C Preferred Stock"); and

                     380,000 shares of Preferred Stock have been designated as Series D Convertible Preferred Stock ("Series D Preferred Stock").

         Upon filing of this Amended and Restated Certificate of Incorporation, each share of Common Stock issued and outstanding or held in treasury immediately prior to such filing shall be combined into and reclassified as, and shall become, one-half (1/2) of one fully paid and non-assessable share of Common Stock, rounded down to the nearest whole number. After giving effect to such combination and reclassification with respect to the aggregate number of shares of Common Stock held by each stockholder, any stockholder who (if not for the rounding described in the immediately preceding sentence) would have held of record a fractional share of Common Stock shall be entitled in lieu thereof to a cash payment equal to value of such fractional share, such value to be based upon (i) if such cash payment is demanded prior to the closing (the "IPO Closing") of the Corporation's first public offering of shares of Common Stock registered pursuant to the Securities Act of 1933, as amended (the "IPO"), the fair market value of a share of Common Stock as determined by the Board of Directors of the Corporation and (ii) if such cash payment is demanded on or after the closing of the IPO, the price per share of Common Stock at which the Corporation first sells shares of Common Stock to the underwriters of the IPO at the IPO Closing (without accounting for underwriting discounts or commissions). Until surrendered, the certificates formerly representing the shares of Common Stock that have been combined and reclassified in accordance with the foregoing shall cease to represent such combined and reclassified shares of Common Stock and thereafter shall represent the shares of Common Stock that they have been combined into and reclassified and the payment of cash in lieu of any fractional share, all in accordance with the foregoing.

         Effective immediately upon the IPO Closing, the total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 55,000,000 shares, consisting solely of:

         50,000,000        shares of Common Stock; and

         5,000,000         shares of preferred stock, par value $.01 per share.



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         Prior to the IPO Closing, upon the conversion of any share of Preferred
Stock, such share of Preferred Stock shall be canceled and shall not be authorized thereafter for issuance.

         Effective from and after the IPO Closing, shares of preferred stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, of such preferences and rights, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of preferred stock. Different series of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions.

         Effective from and after the IPO Closing, authority is hereby granted to the Board of Directors from time to time to issue the preferred stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and restrictions, if any, of such preferences and rights, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of preferred stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of preferred stock may provide that such series shall be superior to, rank equally with, or be junior to the preferred stock of any other series, all to the fullest extent permitted by law. Effective from and after the IPO Closing, no resolution, vote, or consent of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of preferred stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation.

         Effective from and after the IPO Closing, at such time as no Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are issued and outstanding, including without limitation because all of such shares have been redeemed or converted into shares of Common Stock or the right to receive the Redemption Amount therefor in accordance with this Amended and Restated Certificate of Incorporation, all authorized shares of each such class and series of Preferred Stock, automatically and without further action, shall be reclassified as authorized but unissued shares of undesignated preferred stock of no particular class or series, and any and all of such shares



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may thereafter be issued by the Board of Directors of the Corporation in one or
more series, and the terms of any such series may be determined by the Board of Directors, as provided herein.

         Effective from and after the IPO Closing: Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article Fourth shall be set forth in a certificate of designation along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with ss.103 of the General Corporation Law of the State of Delaware. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions. When no shares of any such class or series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such class or series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such class or series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from the certificate of incorporation all matters set forth in the certificate of designations with respect to such class or series of stock. If no shares of any such class or series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors. In the even of any such amendment, a certificate which (i) states that no shares of such class or series have been issued, (ii) sets forth the copy of the amending resolution or resolutions and (iii) if the designation of such class or series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with ss.103 of the General Corporation Law of the State of Delaware.

         The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation.



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         A.       COMMON STOCK.

         1. GENERAL. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

         2. VOTING. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

         4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.

         B.       PREFERRED STOCK.

         1. DEFINITIONS. The following terms shall have the respective meanings provided therefor below:

         "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares (including treasury shares) of Common Stock issued (or, pursuant to Section B.3.3.3 or B.3.3.4, deemed to be issued) by the Corporation after the Series D Preferred Stock Purchase Date, whether or not subsequently reacquired or retired by the Corporation, other than shares of Common Stock issued or issuable:

                  (i) (A) with respect to the Series A Preferred Stock, to employees, officers and directors of, and consultants to the Corporation, pursuant to stock option plans or stock purchase plans of the Corporation prior to February 8, 1996, in an amount not to exceed 750,000 shares of Common Stock;

                      (B) with respect to the Series B Preferred Stock and the Series C Preferred Stock, to employees, officers and directors of, and consultants to the Corporation, pursuant to arrangements approved by the Corporation's Board of Directors, in an amount not to exceed fifteen percent (15%), in the aggregate, of the number of shares of the Corporation's capital stock, on a Fully-Diluted Basis, as of the Series D Preferred Stock Purchase Date;



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                           (C) with respect the Series D Preferred Stock to
employees, officers and directors of, and consultants to the Corporation, pursuant to arrangements approved by the Corporation's Board of Directors, in an amount not to exceed ten percent (10%), in the aggregate, of the number of shares of the Corporation's capital stock, on a Fully-Diluted Basis, as of the Series D Preferred Stock Purchase Date;

                  (ii) (A) with respect to the Series A Preferred Stock, upon exercise of warrants outstanding immediately prior to the Series D Preferred Stock Purchase Date to purchase an aggregate of 330,714 shares of Common Stock;

                            (B) with respect to the Series B Preferred Stock and
the Series C Preferred Stock, upon exercise of warrants outstanding immediately prior to the Series D Purchase Date to purchase an aggregate of 1,477,428 shares of Common Stock;

                  (iii) upon the conversion of shares of Series D Preferred Stock outstanding from time to time;

                  (iv) pursuant to that certain Warrant Modification Agreement, dated on or about the Series D Preferred Stock Purchase Date, (the "Warrant Modification Agreement") relating to the issuance of up to an aggregate of 10,000 shares of Common Stock to holders of warrants to purchase shares of Common Stock issued or subject to issuances by the Corporation on 12% Senior Discount Notes, Due 2001, of the Corporation, on or about April 15, 1998, in consideration of the modification thereof;

                  (v) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section B.3.3 below.

         "CONVERSION PRICE" shall mean, initially, (i) with respect to the Series A Preferred Stock, $1.01843, (ii) with respect to the Series B Preferred Stock and the Series C Preferred Stock $ 3.50 and with respect to the Series D Preferred Stock, $2.00.

         "CONVERSION TRIGGER DATE" shall mean the date which is the earliest of

                  (i) the date on which occurs any transaction which shall be deemed a Liquidation pursuant to the last paragraph of Section B.4.1(d) hereof;

                  (ii) the date on which Timothy A. DeMello is no longer an employee, director or consultant of the Corporation,

                  (iii) the date on which occurs any material adverse change in the financial condition or business of the Corporation,



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                  (iv) the date on which persons serving as directors of the
Corporation as of the date immediately following the Series D Purchase Date cease to constitute a majority of the Board of Directors of the Corporation, or

                  (v) the date on which a Disapproval Event occurs.

         "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock, but not including Options.

         "CURRENT MARKET PRICE" shall mean, with respect to any one share of Common Stock on any given date, as follows:

                  (i) If the Common Stock is listed or admitted for trading on a national securities exchange or the Nasdaq Stock Market, then the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or on the Nasdaq Stock Market, as the case may be.

                  (ii) If the Common Stock is not listed or admitted for trading on a national securities exchange or the NASDAQ Stock Market and is not listed or admitted for trading on a national securities exchange or the Nasdaq Stock Market and is not at the time listed or admitted for trading on any such national securities exchange or on the Nasdaq Stock Market, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such day.

                  (iii) If the Common Stock is not listed or admitted for trading on a national securities exchange or The Nasdaq Stock Market and is not at the time quoted on NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.

                  (iv) If the Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.



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         "DESIGNATED PREFERRED STOCK" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

         "FULLY-DILUTED BASIS" gives effect, without duplication, to (i) all shares of Common Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable upon conversion of then outstanding shares of Designated Preferred Stock or any other Convertible Securities or the exercise of any Option (whether or not then exercisable), as if such Designated Preferred Stock or other Convertible Securities had been so converted or such Option had been so exercised.

         "JUNIOR PREFERRED STOCK" shall mean the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock.

         "LIQUIDATION AMOUNT" shall mean $100.00 in the case of each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock.

         "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

         "OTHER STOCK" shall mean any shares of any class or series of capital stock of the Corporation other than Designated Preferred Stock, including, without limitation, the Common Stock.

         "PURCHASE DATE" shall mean (i) in the case of the Series A Preferred Stock, May 15, 1996, (ii) in the case of the Series B Preferred Stock, June 13, 1997, (iii) in the case of the Series C Preferred Stock, June 13, 1997 and (iv) in the case of the Series D Preferred Stock the date on which a share of Series D Preferred Stock was first issued.

         "REDEMPTION AMOUNT" shall mean $100.00 in the case of each of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

                  2. DIVIDENDS. (a) The holders of shares of Series D Preferred Stock shall be entitled to receive dividends on each outstanding share of Series D Preferred Stock which shall accrue cumulatively on a daily basis at a rate equal to 5% per annum of the Series D Liquidation Preference (as defined in Section B.4.1(a) hereof). Such dividends shall be payable on the last day of each fiscal year, or if any such day is not a business day, then on the next succeeding business day; and if not so paid, shall automatically be added to the Series D Liquidation Preference on the first business day after the date on which such dividends are payable (and, in any event, any such dividends accrued but not yet payable in respect of any share of Series D Preferred Stock shall be added to the Series D Liquidation Preference of such share immediately before any payment of such Series D Liquidation



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Preference) and thereafter shall be part thereof until paid in full. The
Corporation from time to time shall duly and promptly take any such action, including without limitation to effect any upward revaluation of the assets and properties of the Corporation that may lawfully be effected so as to eliminate or reduce any legal constraint on the payment of dividends and other distributions.

                  (ii) Dividends on each share of Series D Preferred Stock shall accrue from and including the date of issuance thereof by the Corporation to and including the date on which the Series D Liquidation Preference of such share is paid in full (in accordance with Section B.2(a)(v) hereof), regardless of whether there are profits, surplus, or the funds of the Corporation legally available for the payment of dividends.

                  (iii) Notwithstanding the foregoing or any other provision hereof, no dividends shall be paid to the extent that such payment would violate the terms of any credit agreement or instrument to which the Corporation from time to time may be a party and that was duly approved by the Corporation's board of directors; PROVIDED, that to the extent that any dividend payment is not made as otherwise required hereunder because of the limitation set forth in this Section B.2(a)(iii), such dividend payment shall be made as promptly as is practicable following the earliest time at which such dividend payment would no longer violate this limitation.

                  (iv) If at any time the Corporation pays less than the total amount of dividends then accrued in respect of all of the outstanding shares of Series D Preferred Stock, pursuant to this Section B.2(a), such payment shall be distributed ratably among the holders of such shares in proportion to the respective aggregate amounts of accrued but unpaid dividends on their shares of Series D Preferred Stock and any amount of such accrued dividends remaining unpaid shall be declared and paid as soon as possible thereafter.

                  (v) All dividends payable on the Series D Preferred Stock pursuant to this Section B.2(a) shall be paid, at the option of the Corporation,
(A) in cash in immediately available funds, (B) by accruing such dividend amounts and adding such dividend amounts to the Series D Liquidation Preference (as defined in Section B.4.1(a) hereof), (C) by the issuance of shares (each a "PIK Share") of Series D Preferred Stock (for such purpose, each share being deemed to have a value equal to the Series D Liquidation Preference then applicable to a share of Series D Preferred Stock without including in such amount the value of the dividend then being paid), or (D) a combination of the foregoing; PROVIDED that, in connection with the payment of dividends at any time, each payment of dividends with respect to each share of Series D Preferred Stock shall be made in the same form (or combination of forms) of consideration. Each PIK Share, when issued in accordance with this Section B.2(v), shall thereupon be duly authorized, validly issued, fully paid and nonassessable. Dividends with respect to each PIK Share shall accrue at the rates



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and be due and payable on the dates and in accordance with other terms set forth in this Section B.2.

                  (vi) No dividends or other distributions may be declared, paid, or set aside in respect of shares of Junior Preferred Stock or Common Stock unless the Corporation shall first pay, or simultaneously therewith declare and set aside a sum sufficient for the payment of all of the accrued and unpaid dividends owing with respect to each of the then outstanding shares of Series D Preferred Stock.

                           (b) Subject to the  limitations  of Section  B.2(a)
(vi) herein, the holders of shares of Designated Preferred Stock shall be entitled to receive, on a PARI PASSU basis, dividends and distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) with respect to any shares of such series of Designated Preferred Stock held by them, only if, when and as declared by the Board of Directors out of funds legally available for that purpose. Whenever any dividend or distribution (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) is declared or paid on any shares of any given series of Designated Preferred Stock, the Board of Directors of the Corporation shall also declare and pay a dividend or distribution, as the case may be, on the same terms, at the same or equivalent rate (calculated as provided in Section B.2(c) below) and in like kind upon (i) each other share then outstanding of such series of Designated Preferred Stock and (ii) each share then outstanding of all other series of Designated Preferred Stock, so that all outstanding shares of Designated Preferred Stock participate in such dividend ratably (after giving effect to the provisions of Section B.2(c) below). Whenever any dividend or distribution (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) is declared or paid on any shares of Other Stock, the Board of Directors of the Corporation shall also declare and pay a dividend or distribution, as the case may be, on the same terms, at the same or equivalent rate (calculated as provided in Section B.2(c) below) and in like kind upon each share then outstanding of Designated Preferred Stock, so that all outstanding shares of Designated Preferred Stock participate in such dividend ratably (after giving effect to the provisions of Section B.2(c) below) with such shares of Other Stock.

                           (c) For purposes of Section B.2(b) above, the amount
of any dividend or distribution (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) payable with respect to each outstanding share of Designated Preferred Stock shall be determined ratably based on (i) the number of shares of Common Stock into which such share of Designated Preferred Stock is then convertible, (ii) the number of shares of Common Stock into which each other outstanding share of Designated Preferred Stock is then convertible, (iii) if and to the extent applicable for purposes of Section B.2(b), the number of shares of Common Stock issuable upon conversion



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of each outstanding share of Other Stock (other than Common Stock) with respect to which a dividend or distribution (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) is declared or paid, and (iv) if and to the extent applicable for purposes of Section B.2(b), the number of shares of Common Stock with respect to which a dividend or distribution (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) is declared or paid; PROVIDED, HOWEVER, that, notwithstanding the foregoing provisions of this Section B.2(c), if a dividend or distribution (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) is to be paid on any shares of Other Stock (other than Common Stock) and such shares of Other Stock are not convertible into Common Stock, then the amount of any dividend or distribution payable with respect to each outstanding share of Designated Preferred Stock shall be determined ratably based on the original issuance price per share (subject to appropriate and equitable adjustment upon any stock split, stock dividend, other subdivision, combination, reverse stock split and other similar events) of each outstanding share of Designated Preferred Stock and of each outstanding share of Other Stock with respect to which a dividend or distribution is then being declared or paid.

                           (d) No fractional shares of capital stock shall be
issued as a dividend or distribution pursuant to the provisions of Section B.2(a) or Section B.2(b) hereof. In the event that any dividend or distribution pursuant to Section B.2(a) or Section B.2(b) hereof is in the form of capital stock and in the event that such dividend or distribution would, but for the provisions of this Section B.2(d), result in the payment of a fractional share of capital stock to any holder of Designated Preferred Stock, the Corporation shall reduce the amount of such dividend or distribution payable to such holder by rounding down to the nearest whole number of shares.

         3.       CONVERSION RIGHTS.

                  3.1 GENERAL; CONVERSION PRICE. (a) At any time or from time to time prior to the close of business on the Conversion Termination Date (as hereinafter defined), each holder of any share of Designated Preferred Stock may, without the payment of additional consideration by such holder, convert any or all of its shares of Designated Preferred Stock into fully paid and nonassessable shares of Common Stock pursuant to, and in accordance with, the provisions of this Section B.3, PROVIDED HOWEVER, no holder of any share of Series D Preferred Stock may convert any or all of its shares of Designated Preferred Stock into shares of Common Stock prior to the date which is the earlier of (i) the date which is 18 months after the Series D Preferred Stock Purchase Date, or (ii) the Conversion Trigger Date. The number of fully paid and nonassessable shares of Common Stock into which each share of any series of Designated Preferred Stock shall convert pursuant to this Section B.3, shall be equal to the quotient obtained by dividing 100 by the



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Conversion Price, as last adjusted and then in effect pursuant to Section B.3.3 hereof (if applicable), of such share's series of Designated Preferred Stock, rounded down to the nearest whole share; PROVIDED, HOWEVER, that cash shall be paid in lieu of the issuance of fractional shares of Common Stock, as provided in Section B.3.1 hereof. Subject to Section B.3.2(d) the "Conversion Termination Date" with respect to a given share of any series of Designated Preferred Stock means the close of business on the date fixed for redemption (pursuant to any provision of Section B.5), unless the Corporation shall default in the payment of the redemption price therefor, in which case the Conversion Termination Date shall not occur until such redemption price has been paid in full.

                           (b) Each holder of any share of Designated Preferred
Stock who exercises the right to convert any of such shares into shares of Common Stock pursuant to this Section B.3, shall be entitled to payment of all declared but unpaid dividends payable up to and including the applicable Conversion Date (as defined in Section B.2.1(c) hereof) with respect to such shares of Designated Preferred Stock then being converted.

                           (c) Any holder of outstanding shares of Designated
Preferred Stock may exercise the right to convert any or all of its shares of Designated Preferred Stock into Common Stock pursuant to this Section B.2 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (each a "Preferred Stock Certificate"), duly endorsed or assigned in blank to the Corporation (if required by it), accompanied by written notice stating the number of shares represented by such Preferred Stock Certificate or Preferred Stock Certificates that such holder elects to convert and stating the name or names (with addresses) in which the certificate or certificates for the shares of Common Stock are to be issued. Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein, in each instance, as the "Conversion Date." As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, (i) a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, (ii) a check or cash in respect of any fractional interest in any share of Common Stock, as provided in Section B.3.1(e) hereof, issuable with respect to the shares of Designated Preferred Stock so converted and (iii) a check or cash in payment of all dividends declared but unpaid up to and including the applicable Conversion Date, if any, with respect to the shares of Designated Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, PROVIDED that the

Conversion Price with respect to the shares of any given series of Designated Preferred Stock converted shall be that in effect on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a Preferred Stock Certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of such Preferred Stock Certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of the Designated Preferred Stock representing the unconverted number of shares of Designated Preferred Stock represented by such Preferred Stock Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

                           (d) If a holder of shares of any series of Designated
Preferred Stock shall surrender more than one share of such series of Designated Preferred Stock for conversion at any one time, then the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of such series of Designated Preferred Stock so surrendered.

                           (e) No fractional shares of Common Stock shall be
issued upon conversion of shares of Designated Preferred Stock. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the applicable Conversion Date, as determined in accordance with Section B.3.3.8 hereof. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.

                  3.2 COVENANTS. (a) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its shares of Common Stock in its treasury, or otherwise, solely for issuance upon the conversion of Designated Preferred Stock as provided in this Section B.3, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of each series of Designated Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and nonassessable.

                           (b) The Corporation will not take any action which
results in any adjustment of the number of shares of Common Stock acquirable upon conversion of shares of Designated Preferred Stock then outstanding if the total number of shares of Common Stock issuable after such action upon conversion of the shares of Designated Preferred Stock then outstanding, together with the total number of shares of Common Stock, Options and Convertible Securities then outstanding, would exceed the total number of shares of Common Stock then authorized under this Article FOURTH of the Corporation's Certificate of Incorporation, as amended.

                           (c) The Corporation will from time to time take all
such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon any conversion of shares of Designated Preferred Stock is at all times equal to or less than the Conversion Price then in effect.

                           (d) If any shares of Common Stock required to be
reserved for purposes of issuance upon conversion of any shares of Designated Preferred Stock hereunder require, as a result of any change in law or regulation after any applicable Purchase Date, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as then in effect, or any similar federal statute then in force, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved for listing or listed on such domestic securities exchange, as the case may be. In no event shall the Conversion Termination Date occur until at least 10 business days after the Corporation has notified the holder or holders of shares of each series Designated Preferred Stock that all actions required under this Section B.3.2(d) have been completed; PROVIDED that, such notice may be included in any call for redemption in the event no further actions are required under this Section B.3.2(d).

                           (e) The issuance of certificates for shares of Common
Stock upon conversion of shares of Designated Preferred Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock; PROVIDED, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the converted shares of Designated Preferred Stock.

                           (f) The Corporation will not close its books
against the transfer of any shares of any series of Designated Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion in any manner which interferes with the timely conversion of such shares.

                  3.3.  ADJUSTMENT OF CONVERSION PRICE.

                           3.3.1  ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.
In case the Corporation at any time or from time to time after any applicable Purchase Date shall issue or sell Additional Shares of Common Stock (including Additional Shares deemed to be issued pursuant to Section B.3.3.3 or B.3.3.4) without consideration or for consideration per share less than the applicable Conversion Price in effect immediately prior to such issue, then and in such event, such

Conversion Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction of which:

                           (a) the numerator shall be the sum of (i) the number
of shares of Common Stock outstanding immediately prior to such issue or sale,
(ii) the number of options and warrants set forth under clauses (i) and (ii) of the definition of "Additional Shares of Common Stock" under clause (a) of Section B.1 hereof and (iii) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued or sold would purchase at such Conversion Price; and

                           (b) the denominator shall be the sum of (i) the
number of shares of Common Stock outstanding immediately prior to such issue,
(ii) the number of options and warrants set forth under clauses (i) and (ii) of the definition of "Additional Shares of Common Stock" under clause (a) of Section B.1 hereof and (iii) the number of such Additional Shares of Common Stock so issued;

PROVIDED, that, for the purpose of this Section B.3.3.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section B.3.3.3 or B.3.3.4, such Additional Shares shall be deemed to be outstanding and (y) treasury shares shall not be deemed to be outstanding.

                           3.3.2  EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. (a)
In case the Corporation at any time or from time to time after any applicable Purchase Date shall pay or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying the Conversion Price by a fraction of which the numerator shall be the total number of shares of Common Stock issued and outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section B.3.3.2(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Such adjustment shall be made successively whenever any event specified above shall occur. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                           (b) In case the Corporation at any time or from time
to time after any applicable Purchase Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, the holders of then outstanding shares of each series of Designated Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that such holders would have received had such shares of Designated Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the respective rights of the holders of each series of Designated Preferred Stock.

                           3.3.3 TREATMENT OF OPTIONS AND CONVERTIBLE
SECURITIES. If the Corporation at any time or from time to time after any applicable Purchase Date shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; PROVIDED, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section B.3.3.6 hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date, as the case may be; and PROVIDED, FURTHER, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (a) No further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (b) If such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed as to such Options or Convertible Securities outstanding at the time of such increase or decrease as if such increase or decrease had been in effect at the time such Options or Convertible Securities were initially issued, sold, granted or assumed (or upon the occurrence of the record date with respect thereto);

                           (c) Upon the expiration of any such Options or any
rights of conversion or exchange under any Convertible Securities which shall not have been exercised (or upon purchase by the Corporation and cancellation or retirement of any such Options or such Convertible Securities which shall not have been exercised), the Conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be) be recomputed as if:

                                    (i) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued or sold were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                    (ii) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise thereof were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (pursuant to Section B.3.3.6) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised;

                           (d) no readjustment pursuant to clause (b) or (c)
above shall have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                           (e) in the case of any Options which expire by their
terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (c) above.

                           3.3.4  TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS,
ETC. In case the Corporation at any time or from time to time after any applicable Purchase Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                           3.3.5  ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF
ASSETS, REORGANIZATION, ETC. In case the Corporation, after any applicable Purchase Date, (a) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other person to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (c) shall transfer all or substantially all of the assets or property of the Corporation to any other person, or (d) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Conversion Price is provided in Section B.3.3.1 or B.3.3.2), then, and in each such case, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Section B.3, each holder of shares of any series of Designated Preferred Stock, upon the conversion thereof at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the Conversion Price in effect at the time of such consummation) the kind and amount of shares of stock and other securities, cash and property receivable upon such consolidation, merger, transfer, reorganization or reclassification by a holder of the number of shares of Common Stock into which such shares of Designated Preferred Stock so converted might have been converted immediately prior to such consolidation, merger, transfer, reorganization or reclassification, subject to adjustments, which, for events subsequent to the effective date of such consolidation, merger, transfer, reorganization or reclassification, shall be as nearly equivalent as possible to the adjustments provided for in Section B.3. The above provisions of this Section B.3.3.5 shall similarly apply to successive consolidations, mergers, transfers, reorganizations or reclassifications.

                           3.3.6 COMPUTATION OF CONSIDERATION. (a) For purposes
of this Section B.3, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration, be computed as follows:

                                    (i) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable (A) for accrued interest, (B) for accrued but unpaid dividends or (C) relating to any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

                                    (ii) insofar as it consists of property
(including securities and services rendered) other than cash, be computed at the fair market value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors; PROVIDED, that no value shall be ascribed to any goodwill associated with the acquisition of assets or business; and

                                    (iii) in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors.

                           (b) The consideration per share received by the
Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section B.3.3.3, relating to Options and Convertible Securities, shall be determined by dividing:

                                    (i) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Corporation upon the exercise of such options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subparagraph (a), by:

                                    (ii) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such options or the conversion or exchange of such Convertible Securities.

                           (c) Additional Shares of Common Stock deemed to have
been issued pursuant to Section B.3.3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                           3.3.7 DISCRETIONARY ADJUSTMENTS. The Corporation may
make such reduction in the Conversion Price, in addition to those required by this Section B.3, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. In case any event shall occur as to which the provisions of Section B.3 are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights of the holders of shares of any series of Designated Preferred Stock in accordance with the essential intent and principles of this Section B.3, then, in each such case, the Board of Directors of the Corporation shall by resolution give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section B.3, necessary to preserve, without dilution, the conversion rights represented herein. The Corporation will promptly make the adjustments described therein.

                           3.3.8 MINIMUM ADJUSTMENT OF CONVERSION PRICE. No
adjustment in the Conversion Price pursuant to this Section 3 shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, however, that any adjustments which by reason of this Section B.3.3.8 are not required to be made shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of such Conversion Price. All calculations under this Section B.3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           3.3.9 NOTICES OF ADJUSTMENT. Upon the occurrence of
each adjustment or readjustment of the Conversion Price pursuant to this Section B.3:

                           (a) the Corporation at its sole expense shall
promptly compute the adjusted Conversion Price or other adjustment in accordance with the terms hereof and shall prepare a report, which shall be certified by an officer of the Corporation, setting forth the adjusted Conversion Price or other adjustment and showing in reasonable detail the facts upon which all such adjustments are based, and copies of such report shall forthwith be delivered to the duly appointed transfer agent then acting as such with respect to each series of Designated Preferred Stock, and shall be kept at the office of such transfer agent, or, if there is no such transfer agent then acting as such, at the Corporation's principal office, and the Corporation shall cause the same to be sent to each holder of then outstanding shares of each series of Designated Preferred Stock and to be available for inspection at such office during normal business hours by any holder of shares of any series of Designated Preferred Stock or any prospective holder of shares of any series of Designated Preferred Stock designated by any holder thereof; and

                           (b) a notice setting forth such adjusted Conversion
Price or a description of such other adjustment shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to the holders of record of shares of each series of Designated Preferred Stock, at their last addresses as they shall appear upon the books of the Corporation; PROVIDED, however, that if within 10 days after the completion of mailing of such a notice an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (b) as of the opening of business on the tenth day after such completion of mailing and shall set forth the adjustment as at such opening of business and, upon the completion of mailing of such additional notice, no other notice need be given of any such adjustments occurring at or prior to such opening of business and after the time that the next preceding notice given by mail became required.

                  3.4      NOTICES OF ACTIONS.  In the event:

                           (a) that the Corporation declares a dividend (or any
other distribution) payable otherwise than in cash out of its earned surplus; or

                           (b) the Corporation shall authorize the granting to
holders of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                           (c) of any reclassification of the Common Stock of
the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                           (d) of the involuntary or voluntary dissolution,
liquidation or winding up of the Corporation;

the Corporation shall as promptly as practicable cause to be filed at its principal office or at the office of the transfer agent, if any, of each series of Designated Preferred Stock and cause to be mailed to the holders of outstanding shares of each series of Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least 30 days prior (or 20 days in any case specified in clause (a) or (b) above) prior to the record date hereinafter specified, a notice stating:

                                    (i) the record date of such dividend,
distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

                                    (ii) the date on which such
reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                  3.5 MANDATORY CONVERSION OF JUNIOR PREFERRED STOCK. (a) Upon the closing of the first sale of shares of Common Stock, at a price of at least $4.00 per share, (subject to appropriate adjustments for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of gross to the Corporation (the "Mandatory Conversion Date"), (i) all outstanding shares of Junior Preferred Stock shall automatically be converted into shares of Common Stock in accordance with the provisions of Section B.3.1 hereof and (ii) the number of shares of Preferred Stock that had been designated as each applicable series of Junior Preferred Stock, and all provisions included under the caption "Preferred Stock", and all references to each such series of Junior Preferred Stock, shall be deleted and shall be of no further force or effect.

                           (b) All holders of record of shares of each series of
Junior Preferred Stock shall be given at least five business days' written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Junior Preferred Stock pursuant to this Section
B.3.5. Such notice shall be sent by (i) overnight delivery by a nationally recognized courier service, in the case of any holder of at least 5% of the then outstanding shares of each series of Junior Preferred Stock or (ii) first class or registered mail, postage prepaid, to each other record holder of shares of each series of Junior Preferred Stock at such holder's address last shown on the records of the transfer agent for such series of Junior Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of each series of Junior Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation (or a statement of lost certificate(s) together with an agreement of indemnification by such holder) at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section B.3.5. On the Mandatory Conversion Date, all rights with respect to each series of Junior Preferred Stock so converted, including the rights, if any, to receive notices and vote

(other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such shares of each such series of Junior Preferred Stock have been converted, and the right to payment of any accrued but unpaid dividends thereon. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Junior Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section B.3.1(e) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                           (c) All certificates evidencing shares of each series
of Junior Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and canceled and the shares of Junior Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the number of authorized shares of each such series of Junior Preferred Stock accordingly.

                  3.6 MANDATORY CONVERSION OF SERIES D PREFERRED STOCK. (a) Upon
(i) the closing of the first sale of shares of Common Stock, in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of gross proceeds to the Corporation, or (ii) the sale of all or substantially all of the Corporation's assets to a third party; at a price of at least $4.00 per share, (subject to appropriate adjustments for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), PROVIDED that the Corporation shall have obtained a written opinion from an investment banker mutually agreeable to Corporation and majority of the holders of the Series D Preferred Stock to the effect that the conversion of the Series D Preferred Stock is necessary to facilitate a successful public offering or such sale (the "Series D Conversion Date"), (A) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock in accordance with the provisions of Section B.3.1 hereof and (B) the number of shares of Series D Preferred Stock that had been designated as Series D Preferred Stock, and all provisions included under the caption "Series D Preferred Stock", and all references to Series D Preferred Stock, shall be deleted and shall be of no further force or effect.

                           (b) All holders of record of shares of Series D
Preferred Stock shall be given at least five business days' written notice of the Series D Conversion

Date and the place designated for conversion of all such shares of Series D Preferred Stock pursuant to this Section B.3.6. Such notice shall be sent by (i) overnight delivery by a nationally recognized courier service, in the case of any holder of at least 5% of the then outstanding shares of each series of Series D Preferred Stock or (ii) first class or registered mail, postage prepaid, to each other record holder of shares of Series D Preferred Stock at such holder's address last shown on the records of the transfer agent for Series D Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series D Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation (or a statement of lost certificate(s) together with an agreement of indemnification by such holder) at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section B.3.5. On the Series D Conversion Date, all rights with respect to Series D Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such shares of each such series of Series D Preferred Stock have been converted, and the right to payment of any accrued but unpaid dividends thereon. As soon as practicable after the Series D Conversion Date and the surrender of the certificate or certificates for Series D Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section B.3.1(e) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                           (c) All certificates evidencing shares of each series
of Series D Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Series D Conversion Date, be deemed to have been retired and canceled and the shares of Series D Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the number of authorized shares of Series D Preferred Stock accordingly.

         4.  LIQUIDATION RIGHTS.

                      4.1 VOLUNTARY OR INVOLUNTARY LIQUIDATIONS, ETC. (a) Upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation (each such event being hereafter referred to as a "Liquidation"), the holders of outstanding shares of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any payment shall be made to the holders of Junior Preferred Stock or Common Stock, liquidating distributions in an amount per share of Series D Preferred Stock equal to the sum of (i) $100 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or division of shares, or other similar recapitalization affecting the Series D Preferred Stock), plus (ii) an amount, without duplication, equal to the aggregate amount of all accrued and unpaid dividends on such share that have been added to the Series D Liquidation Preference pursuant to Section B.2 hereof through the date fixed for such distribution (such sum, from time to time, the "Series D Liquidation Preference"). After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series D Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If upon such Liquidation, the Corporation's assets available for distribution to such holders are insufficient to pay them the full amount to which they are entitled hereunder, then all of such assets shall be distributed to them ratably in proportion to the relative sums owing to each of them in respect of their shares of Series D Preferred Stock.

         (b) Subject to the prior and superior rights of the holders of Series D Preferred Stock, upon any Liquidation, after payment to the holders of shares of Series D Preferred Stock of the full amount of the Series D Liquidation Preference, the holders of then outstanding shares of each series of Junior Preferred Stock shall be entitled, on a PARI PASSU basis, to receive out of the remaining assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock, liquidating distributions in an amount equal to the applicable Liquidation Amount per share of each series of Junior Preferred Stock plus an amount equal to all accumulated and unpaid dividends on each such share through the date fixed for such distribution. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of each series of Junior Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If upon such Liquidation, the Corporation's assets available for distribution to such holders are insufficient to pay them the full amount to which they are entitled hereunder, then all of such assets as are available shall be paid out pro rata among the outstanding shares of each series of Junior Preferred Stock in proportion to the respective amounts that would be payable in respect of such shares if the Liquidation Amount owed to the holders of the outstanding shares of each series of Junior Preferred Stock were paid in full.

         (c) For purposes of this Section B.4.1, a Liquidation shall include (i) any consolidation or merger of the Corporation with or into any other corporation (other than a consolidation or merger in which the holders of capital stock of the Corporation immediately prior to such consolidation or merger directly or indirectly beneficially own a majority of the capital stock of the surviving corporation immediately after such consolidation or merger),
(ii) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another party.

                  4.2 PROHIBITION AGAINST CERTAIN LIQUIDATIONS BY THE CORPORATION. The Corporation may not liquidate, dissolve or wind up if the assets of the Corporation then available for distribution to its stockholders shall be insufficient to pay the holders of shares of each series of Designated Preferred Stock the full amount to which they shall be entitled upon such liquidation, dissolution or winding up under this Section B.4, without the prior written approval of the holders of a majority of the then outstanding shares of each series of Designated Preferred Stock.

         5.  REDEMPTION.

                  5.1 OPTIONAL REDEMPTION. (a) Subject to the limitations of this Section B.5, with respect to each series of Designated Preferred Stock, commencing on the fifth anniversary of the applicable Purchase Date, the Corporation shall, upon the written demand by the holders of at least 66-2/3% of the issued and outstanding shares of such series of Designated Preferred Stock, redeem, in accordance with the terms of such demand, all outstanding shares of such series of Designated Preferred Stock in two equal annual installments, upon payment (in respect of each share of such series of Designated Preferred Stock redeemed) of the applicable Redemption Amount per share of such series of Designated Preferred Stock plus accumulated and unpaid dividends with respect to such series of Designated Preferred Stock to the date fixed for redemption (the "Shareholder Redemption Price").

                           (b) Upon the sale of all or substantially all of the
Corporation's capital stock or assets to a third party, each holder of shares of any series of Designated Preferred Stock may elect to cause the Corporation to redeem all of its shares of such series of Designated Preferred Stock upon payment (in respect of each share of such series of Designated Preferred Stock redeemed) of the applicable Shareholder Redemption Price; PROVIDED, however, that such holder of shares of any series of Designated Preferred Stock shall not have the foregoing right if (i) such holder voted its shares in favor of such sale or (ii) all of the then outstanding shares of such series of Designated Preferred Stock is held by one entity and its affiliates and any director of the Corporation nominated by the holders of such shares pursuant to any contractual agreement granting the holders of such shares the right to nominate such director voted to approve such sale.

                           (c) Upon the occurrence of a Disapproval Event (as
defined in Section 6.4 herein), each holder of shares of Series D Preferred Stock may elect to cause the Corporation to redeem all of its shares of Series D Preferred Stock upon payment (in respect of each share of Series D Preferred Stock redeemed) of the applicable Shareholder Redemption Price; PROVIDED, however, that such holder of shares of Series D Preferred Stock shall not have the foregoing right if (i) such holder voted its shares in favor of such Disapproval Event or (ii) all of the then outstanding shares of Series D Preferred Stock is held by one entity and its affiliates and any director of the Corporation nominated by the holders of such shares pursuant to any contractual agreement granting the holders of such shares the right to nominate such director voted to approve such sale.

                           (d) In the event any holder of Series D Preferred
Stock maintains a controlling interest in Beacon Home Direct, Inc. or any affiliate thereof ("Beacon") and the Corporation directly competes with Beacon in any county of the United States (except the counties of Page, Will, Lake Cook and McHenry in Illinois) by providing the same goods or services in such county resulting in gross revenues for the Corporation exceeding $25,000,000 in any rolling twelve monthly period, the Corporation shall have the right, exercisable at its option, to redeem each then outstanding share of Series D Preferred Stock upon payment to the holder thereof (in respect of each shares of Series D Preferred Stock redeemed) of an amount equal to the greater of (i) the Series D Preferred Liquidation Preference (as defined in Section B 4.1(a) hereof), or (ii) the Current Market Price,. or (iii) the fair market value thereof (as determined in good faith by the Board of Directors of the Corporation) (such greater amount, the "Redemption Price"). For the purposes of this Section 5.1(d), a "controlling interest" shall mean any equity interest (either common stock or any security convertible, exercisable or exchangeable into common stock) exceeding 50% of the outstanding voting stock of Beacon.

                  5.2 MECHANICS OF REDEMPTION. (a) The Corporation shall provide notice of any redemption of shares of any series of Designated Preferred Stock (the "Redemption Notice"), specifying the time and place of redemption, by first class or registered mail, postage prepaid, to each holder of record of shares of such series of Designated Preferred Stock at the address for such holder last shown on the records of the transfer agent for the Corporation (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made.

                           (b) At least three business days prior to the
redemption date, the Corporation shall irrevocably (subject to the last paragraph of this clause (b) of Section B.5.2) deposit with a bank or trust company in New York, New York having a capital and surplus of at least $500,000,000, in a trust to be applied to the redemption of the shares of each series of Designated Preferred Stock so called for redemption, the funds necessary for such redemption. From and after the close of business on the redemption date all rights of the holders of the shares of such series of Designated Preferred Stock so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor, without interest. The Corporation may direct the bank or trust company to invest the funds deposited in trust to be applied to the redemption of shares of such series of Designated Preferred Stock so called for redemption into one or more of the following obligations or securities:

                                    (i) direct obligations of, and obligations
fully guaranteed by, the United States of America, or any agency thereof, the obligations of which are backed by the full faith and credit of the United States Government;

                                    (ii) certificates of deposit, time deposits,
commercial paper, and bankers' acceptances issued by any bank (or its holding company) whose senior unsecured debt has the highest rating given by Standard & Poor's Corporation, a New York corporation, or any successor thereto by merger, consolidation, sale of substantially all of its assets or otherwise; and

                                    (iii) deposits which are fully insured by
the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; PROVIDED, that prior to the redemption date, such investments shall be made in such manner as to mature by their terms not later than the day preceding the redemption

                           (c) On or after the redemption date, each holder of
shares of each series of Designated Stock to be redeemed shall present and surrender its certificate or certificates for such shares to the Corporation at the place designated in the Redemption Notice and thereupon the Redemption Price of such shares shall be paid to or on the order of the person or entity whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. If less than all shares of such series of Designated Preferred Stock represented by a certificate is redeemed, a new certificate will be issued representing the unredeemed shares of such series of Designated Preferred Stock in the name of the holder without cost to the holder thereof.

                           (d) In case the holders of shares of each series of
Designated Preferred Stock which have been called for redemption shall not, within two years after the date fixed for redemption, claim the amount deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation at such times as the Corporation may request.

                           (e) If a Redemption Notice has been given pursuant to
this Section B.5 and any holder of shares of each series of Designated Preferred Stock to which such Redemption Notice relates shall, prior to the close of business on the redemption date, give written notice to the Corporation pursuant to Section B.3.1(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares), then such redemption shall not become effective as to such shares to be converted, such conversion shall become effective as provided in Section B.3 hereof and any moneys set aside by the Corporation for the redemption of such shares of converted Designated Preferred Stock shall revert to the general funds of the Corporation.

                  5.3 POST-REDEMPTION RIGHTS OF HOLDERS. If the Corporation shall have complied with clause (b) of Section B.5.2, after a redemption date, notwithstanding that any certificate representing shares of any series of Designated Preferred Stock so called for redemption shall not have been surrendered for cancellation or conversion, the shares of such series of Designated Preferred Stock represented thereby shall no longer be deemed outstanding, and the holder of such certificate or certificates shall have (with respect to the Corporation) no right other than the right to receive the Redemption Price, without interest, upon the surrender of such certificate or the shares of Common Stock under Section B.3.1, and such shares of such series of Designated Preferred Stock shall not be transferable on the books of the Corporation except to the Corporation.

                  5.4 SHARES TO BE CANCELED. Shares of any series of Designated Preferred Stock which have been redeemed pursuant to this Section B.5 or converted pursuant to Section B.3 hereof shall be canceled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of such series of Designated Preferred Stock accordingly.

         6.  VOTING RIGHTS.

                  6.1 VOTES PER SHARE. Except as provided by law or by the provisions of Sections B.6.2 through B.6.4, each series of Designated Preferred Stock shall be non-voting capital stock of the Corporation.

                  6.2 RIGHT TO ELECT ONE DIRECTOR. (a) Notwithstanding anything to the contrary in Section B.6.1, a majority of the holders of record of the outstanding shares of Series A Preferred Stock and the holders of record of the outstanding shares of Series C Preferred Stock, voting together as a single class (on an as-converted basis), shall be entitled to elect one director of the Corporation. In lieu of exercising such right, such holders, shall be entitled to designate any one individual as an observer of any meetings of or actions to be taken by the Board of Directors and any committee thereof, such observer to receive copies of all notices, correspondence and other materials sent by the Corporation to its directors (at the same time and in the same manner that such directors receive such items) and to be permitted to attend (in person or telephonically, at the option of such observer) all meetings of the Board of Directors and any committee thereof.

                           (b) Notwithstanding anything to the contrary in
Section B.6.1, a majority of the holders of record of the outstanding Series B Preferred Stock shall be entitled to elect one director of the Corporation. In lieu of exercising such right, such holders shall be entitled to designate any one individual as an observer of any meetings of or actions to be taken by the Board of Directors and any committee thereof, such observer to receive copies of all notices, correspondence and other materials sent by the Corporation to its directors (at the same time and in the same manner that such directors receive such items) and to be permitted to attend (in person or telephonically, at the option of such observer) all meetings of the Board of Directors and any committee thereof.

                           (c) Notwithstanding anything to the contrary in
Section B.6.1, a majority of the holders of record of the outstanding shares of Series D Preferred Stock shall be entitled to elect one director of the Corporation. Such holders shall also be entitled to designate any one individual as an observer of any meetings of or actions to be taken by the Board of Directors and any committee thereof, such observer to receive copies of all notices, correspondence and other materials sent by the Corporation to its directors (at the same time and in the same manner that such directors receive such items) and to be permitted to attend (in person or telephonically, at the option of such observer) all meetings of the Board of Directors and any committee thereof. Any director elected pursuant to Section B.6.2(a), (b) or (c) shall hereinafter be referred to as a "Preferred Director" and any observer designated pursuant to Section B.6.2(a), (b) or (c) shall hereinafter be referred to as an "Observer."

                           (d) The holders of record of the shares of Common
Stock, exclusively and as a separate class, shall be entitled to elect the remaining directors of the Corporation.

                  6.3 REMOVAL; VACANCY; MEETINGS. (a) Any Preferred Director or Observer who shall have been elected or designated, as the case may be, pursuant to Section B.6.2 may be removed at any time, either for or without cause, by, and only by, the holders of record of shares of such series of Preferred Stock as initially elected or designated, as the case may be, such Preferred Director or Observer, acting at a special meeting of such shareholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a Preferred Director or Observer elected or designated, as the case may be, and the filling of any vacancy created thereby shall be called by the Secretary of the Corporation within 10 days after receipt of a written request signed by the holders of record of at least 10% of the aggregate outstanding shares of the applicable series of Preferred Stock by sending, in each case, written notice of such meeting to each holder of record of outstanding shares of each such series of Preferred Stock at such holder's registered address on the books of the Corporation. Such meeting shall be held at the earliest practicable date thereafter. Such notice shall state the purpose of the meeting and the place and time for the meeting. The giving of such notice shall constitute the only obligation of the Corporation pursuant to this Section B.6.3(a).

                           (b) Any vacancy caused by the death or resignation of
a Preferred Director or Observer elected or designated, as the case may be, pursuant to Section B.6.2 may be filled only by the holders of record of shares of such series of Preferred Stock at a meeting called for such purpose. Such a meeting shall be called by the Secretary of the Corporation at the earliest practicable date after any such death or resignation and in any event within 10 days after receipt of a written request signed by the holders of record of at least 10% of the aggregate outstanding shares of the applicable series of Preferred Stock, by sending, in each case, written notice of such meeting to each holder of record of each such series of Preferred Stock at such holder's registered address on the books of the Corporation. Such notice shall state the purpose of the meeting and the place and time for the meeting. The giving of such notice shall constitute the only obligation of the Corporation pursuant to this Section B.6.3(b).

                           (c) If any meeting of the holders of record of shares
of any series of Preferred Stock required by this Section B.6 to be called shall not have been called within 10 days after personal service of a written request therefor upon the Secretary of the Corporation, or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the aggregate outstanding shares of such series of Preferred Stock may designate in writing one of their number to give notice of such meeting at the expense of the Corporation and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders. Any holder of record of shares of any such series of Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of shareholders to be called pursuant to these provisions.

                           (d) Any meeting of the holders of record of shares of
any series of Preferred Stock held for the election or removal of a Preferred Director (or the designation or removal of an Observer) shall be held in Boston, Massachusetts, at a place suitable for such meeting of shareholders, or if such action is taken in conjunction with an annual shareholders' meeting, at the location of such annual shareholders' meeting. The Corporation shall pay all expenses associated with such meeting (including, without limitation, expenses relating to proxy statements and proxy solicitations and the travel expenses of one meeting attendee per each holder of record of at least 10% of the aggregate outstanding shares of each applicable series of Preferred Stock). At such meeting, the presence in person or by proxy of the holders of a majority in interest of the shares of each series of Preferred Stock entitled to vote at such meeting shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until the quorum shall be present.

                  6.4 NEGATIVE COVENANTS. So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first requesting the written consent or the affirmative vote at a meeting called for that purpose of holders of at least a majority of the shares of Series D Preferred Stock then outstanding, in any manner, whether by amendment to the Certificate of Incorporation or By-Laws of the Corporation, by merger (whether or not the Corporation is a surviving corporation in such merger), by consolidation, or otherwise:

                           (a) amend, modify or affect the designations, powers,
preferences and relative and other special rights or the limitations of any series of series of Designated Preferred Stock so as to affect Series D Preferred Stock adversely;

                           (b) authorize or issue:

                                    (i) any security, including any
indebtedness, of the Corporation (including any reclassification of Common Stock) or any obligations of the Corporation convertible into or exchangeable for, or having rights to purchase, any security of the Corporation, which ranks senior to or on parity with any series of Series D Preferred Stock as to dividends or liquidation rights,

                                    (ii) any Common Stock of the Corporation at
a price less than $3.50 per share and more than $2.00 per share, or

                                    (iii) any Preferred Stock;

                           (c) merge or consolidate into or with any other
corporation or entity, or sell all or substantially all of the Corporation's assets or capital stock;

                           (d) declare, pay or set aside any dividends or other
distributions in respect of shares of Junior Preferred Stock or Common Stock;

                           (e) reserve for issuance under any stock option plan
pursuant to which stock options may be granted to employees, directors or consultants of the Corporation, in excess of 3,000,000 shares of Common Stock;

                           (f) make (or permit any subsidiary of the Corporation
to make) any loan or advance to, or purchase any stock or other securities of, any subsidiary of the Corporation or other person unless it is wholly owned by the Corporation;

                           (g) make any loan or advance to any person,
including, without limitation, any shareholder, employee, officer or director of the Corporation or any subsidiary of the Corporation, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

                           (h) guarantee directly or indirectly, any
indebtedness except for trade accounts of any subsidiary of the Corporation arising in the ordinary course of business;

                           (i) Enter into any transaction with any director,
officer, employee or holder of more than 10% of the outstanding Common Stock on a Fully Diluted Basis, member of the family of such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of such person, is a director, officer, trustee, partner or holder of more than 10% of the outstanding capital stock thereof, EXCEPT for (A) transactions approved by a majority of the disinterested members of the Board of Directors and (B) transactions approved by the Board of Directors (including, but not limited to, the purchase and sale of securities of the Corporation) in which such person's participation is substantially identical to that of other persons not bearing such relationship to the Corporation;

PROVIDED, HOWEVER, that if the Corporation shall not have received such written consent or evidence of such affirmative vote within 10 business days, then (i) the Corporation shall nonetheless be entitled to take such action and (ii) a "Disapproval Event" shall be deemed to have occurred.

                  6.5 CONSENT IN LIEU OF MEETING. Notwithstanding anything contained herein to the contrary, any action required or permitted to be taken by the holders of shares of any series of Designated Preferred Stock (whether such action is to be taken by such holders acting as a separate class or together with one or more other series or classes) at any annual or special meeting of shareholders may be taken without a meeting, at any time, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of such series of Designated Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such series of Designated Preferred Stock entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given, at their registered addresses on the books of the Corporation, to those holders of such series of Designated Preferred Stock who have not consented thereto in writing.

         7.       SHARES HELD BY THE CORPORATION.

         In determining whether the holders of the requisite aggregate number of shares of any series of Designated Preferred Stock have concurred in any vote, consent, waiver or other action hereunder, shares of such series of Designated

Preferred Stock which are owned by the Corporation or any subsidiary of the Corporation shall be disregarded and deemed not to be outstanding for such purpose.

         8. PRE-EMPTIVE RIGHTS. (a) If the Corporation shall determine to issue any shares of capital stock (excluding (i) shares of capital stock not to exceed, in the aggregate, fifteen percent (15%) (ten percent (10%) in the case of Series D Preferred) of the number of shares of the Corporation's capital stock (on a Fully-Diluted Basis as of the Series D Preferred Stock Purchase
Date) issued to employees or directors of, or consultants to, the Corporation upon the exercise of stock options granted pursuant to arrangements approved by the Board of Directors, (ii) shares of capital stock issued in connection with the acquisition by the Corporation of, or substantially all of the assets of, another corporation or entity or other reorganization or in a transaction governed by Rule 145 under the Securities Exchange Act of 1934, as amended,
(iii) shares of capital stock offered by the Corporation to the public in an underwritten public offering, at a price per share of at least $4.00 (subject to appropriate adjustments for stock splits, stock dividends, combinations, and other similar recapitalizations affecting such shares), resulting in at least $25,000,000 of gross proceeds to the Corporation, (iv) shares of Common Stock issued upon the exercise of warrants outstanding on the Series D Purchase Date to purchase an aggregate of 1,777,428 shares of Common Stock, (v) shares of capital stock issued pursuant to any rights or agreements, including without limitation Convertible Securities and Options, provided that the preemptive rights established by this Section 8(a) shall apply with respect to the initial sale or grant by the Corporation of such rights or agreements, (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation, (vii) shares of capital stock issued or issuable upon conversion of Non-Negotiable Convertible Notes of the Corporation (the "Replacement Convertible Notes") having an aggregate principal face value of $600,000 issued by the Corporation on or about April 15, 1998 in exchange for the return of Non-Negotiable Convertible Notes of the Corporation outstanding issued prior to such date and (viii) shares of capital stock not to exceed in the aggregate 10,000 shares issued in accordance with the Warrant Modification Agreement), the Corporation shall first give written notice of the proposed issuance (by (x) overnight delivery by a nationally recognized courier service, in the case of any holder of record at least 5% of the then outstanding shares of any series of Designated Preferred Stock, or (y) registered or certified mail, return receipt requested, in the case of all other holders of record of shares of any series of Designated Preferred Stock) to the holders of shares of each series of Designated Preferred Stock (the "Pre-emptive Rights Notice"). The Pre-emptive Rights Notice shall state the number of offered shares (the "Offered Shares"), the price per share and all other material terms and conditions of the proposed issuance.

                           (b) Each holder of shares of any series of Designated
Preferred Stock shall have the option to purchase all or any lesser portion of its pro rata amount of the Offered Shares (the "Pro Rata Amount"), such Pro Rata Amount to be determined by dividing (i) the sum of the (A) aggregate number of shares of Common Stock held by such holder, (B) the aggregate number of shares of Common Stock issuable upon conversion of the shares of Designated Preferred Stock held by such holder, and (C) the aggregate number of shares of Common Stock issuable upon exercise of the warrants held by such holder of Designated Preferred Stock by (ii) the aggregate number of shares of Common Stock issued and outstanding on an as-converted. In the event that a holder of shares of any series of Designated Preferred Stock elects to purchase all or a portion of its Pro Rata Amount, such holder shall give written notice of its election to the Corporation within 30 days of its receipt of the Pre-emptive Rights Notice (receipt being deemed upon personal delivery or two business days after deposit in the mail (provided that the date of deposit is verifiable in the records of the Corporation)); such written notice shall state the number of shares of its Pro Rata Amount which such holder will purchase and the number of additional shares such holder desires to purchase if any other holder elects not to purchase all of its Pro Rata Amount. If a holder of shares of any series of Designated Preferred Stock fails to respond in writing within this 30-day period to the notice given by the Corporation, the right of such holder to acquire its Pro Rata Amount shall terminate.

                  (c) If a holder of shares of any series of Designated Preferred Stock elects not to, or fails to give timely notice of its election to, purchase any or all of its Pro Rata Amount, each other holder of shares of any series of Designated Preferred Stock shall be entitled to purchase, on the terms and conditions contained in the Transfer Notice, that proportion of the unpurchased amount of the Pro Rata Amount as the aggregate number of shares of Designated Preferred Stock owned by each such holder bears to the total number of shares of Designated Preferred Stock then outstanding. If the holders of shares of Designated Preferred Stock do not purchase the entire unpurchased amount of the Pro Rata Amount, the Corporation may transfer the number of shares comprising the balance of the unpurchased amount of the Pro Rata Amount to another transferee within 90 days of the date of the Pre-emptive Rights Notice; PROVIDED, that such sale shall not be on terms and conditions more favorable to such transferee than those contained in the Transfer Notice.

                  (d) Notwithstanding anything to the contrary in the By-Laws of the Corporation, the provisions set forth in this Section B.8 may only be waived, amended or repealed after the Corporation first obtains the affirmative vote or written consent of the holders of a majority of the aggregate number of then outstanding shares of Designated Preferred Stock. Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions and provisions of this Section B.8 are strictly observed and followed.


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

         FIFTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

                  (a) Prior to the IPO Closing, the number of directors comprising the Board of Directors shall be determined by resolution of the stockholders or the Board of Directors, but in no event shall be less than one. In case of any vacancy on the Board of Directors, subject to Section B.6 of Article Fourth hereof, the vacancies shall be filled by the directors or by the stockholders at the time having voting power, as may be prescribed herein and in the By-Laws. Directors need not be stockholders of the Corporation. Elections of directors of the Corporation need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                  (b) From and after the IPO Closing, the Board of Directors shall be divided into three classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office, the term of office of the directors of the first such class to expire as of the first annual meeting of the Corporation's stockholders following the IPO Closing, those of the second class to expire as of the second annual meeting of the Corporation's stockholders following the IPO Closing, and those of the third class as of the third annual meeting of the Corporation's stockholders following the IPO Closing, such that at each annual meeting of stockholders after such closing, nominees will stand for election to succeed those directors whose terms are to expire as of such meeting. Any director serving as such pursuant to this paragraph
         (b) of Article FIFTH may be removed only for cause and only by the vote of the holders of a majority of the shares of the Corporation's stock entitled to vote for the election of directors.

                  (c) The Board of Directors shall have the power and authority:
         (i) to adopt, amend or repeal By-Laws of the Corporation, subject only to such limitations, if any, as may be from time to time imposed by other provisions of this Certificate, by law, or by the By-Laws; and
         (ii) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgage, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith.

         SIXTH. No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of


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

fiduciary duty as a director, notwithstanding any provision of law imposing such liability; PROVIDED, HOWEVER, that to the extent required from time to time by applicable law, this Article Sixth shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

         SEVENTH. The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

         Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article Seventh, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

         The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors.

         The indemnification rights provided in this Article Seventh (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article Seventh.

         EIGHTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any Class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of ss.391 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of ss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority of the number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

         NINTH. The Board of Directors, when considering a tender offer or merger or acquisition proposal, may take into account factors in addition to potential economic benefits to stockholders, including without limitation (i) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation's capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity and (ii) the impact of such a transaction on the employees, suppliers, and customers of the Corporation and its effect on the communities in which the Corporation operates.

         TENTH. Effective from and after the IPO Closing, any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such a meeting, and special meetings of stockholders may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors.


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

         ELEVENTH. Effective from and after the IPO Closing, the affirmative vote of the holders of at least 67% of the outstanding voting stock of the Corporation (in addition to any separate class vote that may in the future be required pursuant to the terms of any outstanding Preferred Stock) shall be required to amend or repeal the provisions of Articles Fourth (to the extent it relates to the authority of the Board of Directors to issue shares of Preferred Stock in one or more series, the terms of which may be determined by the Board of Directors), Fifth, Seventh, Ninth, Tenth, or Eleventh of this Amended and Restated Certificate of Incorporation or to reduce the numbers of authorized shares of Common Stock or Preferred Stock.


         Executed on May 6, 1999.

                                              STREAMLINE.COM, INC.



                                              By:  /s/ TIMOTHY A. DEMELLO
                                                 -------------------------------
                                                    Timothy A. DeMello
                                                    President





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